UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2012

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2012, the Company entered into the Amendment Agreement among it, the lenders party thereto, JPMorgan Chase Bank, N.A. and Credit Suisse Securities (USA) LLC, as syndication agents, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as an issuer, and The Bank of Nova Scotia, as administrative agent for the lenders, as swing line lender and as an issuer, relating to the Seventh Amended and Restated Credit Agreement dated as of March 15, 2012, attached as Annex A thereto, to amend its existing credit facilities to obtain an extension of the maturities of a portion of its revolving credit facility and a portion of its term loan facility and obtain term loan commitments for up to an additional $1.45 billion of term loans. In connection with its recently completed offer to purchase for cash up to $720.0 million in value of shares of its common stock, no par value per share (the “Shares”), at a price not greater than $83.00 nor less than $72.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest (the “Offer”), on March 27, 2012, the Company borrowed $726.0 million in new term loans under its newly amended credit facilities to finance the purchase of Shares in the Offer and a portion of the related fees and expenses.

The information provided in Item 1.01 to the Company’s Current Report on Form 8-K filed on March 15, 2012 is hereby incorporated by reference into this Item 2.03.

The foregoing summary of the Offer does not purport to be complete and is qualified in its entirety by reference to the Tender Offer Statement on Schedule TO filed on February 23, 2012, as amended, and such document is incorporated herein by reference.

Item 8.01 Other Events

On March 28, 2012, the Company issued a press release announcing the final results of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit	Description

99.1	Press Release issued by Weight Watchers International, Inc. on March 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

Dated: March 28, 2012	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Press Release issued by Weight Watchers International, Inc. on March 28, 2012.